Exhibit 23-b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated November 19, 2014, relating to the consolidated financial statements and financial statement schedule of Meritor, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended September 28, 2014, and to the reference to us under the heading "Experts" in the Prospectus which are part of the following Registration Statements:

Form	Registration No.	Purpose
S-8	333-192458	Amended and Restated 2010 Long-Term Incentive Plan
S-3	333-179405	Registration of common stock, preferred stock, warrants, debt securities and guarantees
S-8	333-171713	Amended 2010 Long-Term Incentive Plan
S-8	333-164333	2010 Long-Term Incentive Plan
S-8	333-141186	2007 Long-Term Incentive Plan
S-8	333-107913	Meritor, Inc. Savings Plan
S-8	333-123103	Meritor, Inc. Hourly Employees Saving Plan
S-8	333-49610	1997 Long-Term Incentives Plan
S-3	333-43116	Meritor, Inc. 1998 Stock Benefit Plan
S-3	333-43112	Meritor, Inc. Employee Stock Benefit Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan, and 1998 Employee Stock Benefit Plan

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
November 19, 2014